Exhibit 10

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this “Amendment”), dated as of October 13, 2005, is between YP Corp., a Nevada corporation (the “Company”), and Registrar and Transfer Company, as rights agent (the “Rights Agent”).

Background

The Company and the Rights Agent are parties to a Rights Agreement, dated as of May 6, 2004 (the “Rights Agreement”).

Pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with Section 27 thereof.

The Company has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth below.

All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agreement agree as follows:

Agreement

1.	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

2.	Amendment of Section 7(a). The parties hereby agree that Section 7(a) of the Rights Agreement shall be amended by deleting clause (i) thereof and replacing it with the following:

“(i) the Close of Business on October 13, 2005 (the “Final Expiration Date”)”.

3.	Amendments of Exhibits. The Exhibits to the Rights Agreement shall be restated to reflect this Amendment, including the making of all conforming changes.

4.	Effectiveness. This Amendment shall be effective as of the date hereof as if executed by both parties hereto on such date.

5.
Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW JERSEY AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

6.
Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

YP CORP.

By:	/s/ Peter Bergmann
Name:	Peter Bergmann
Title:	Chief Executive Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ William P. Tatler
Name:	William P. Tatler
Title:	Vice President